SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 18, 2003

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Almanor Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 5. OTHER EVENTS.

Blue Coat Systems, Inc. (Nasdaq: BCSI) today announced the completion of $13 million in equity financing with Sprout Group, a venture capital affiliate of Credit Suisse First Boston. The financing consisted of 1,311,807 shares of Blue Coat’s common stock priced at $9.91 per share, and closed on September 18, 2003. The share price was determined using the average closing price per share of Blue Coat’s common stock on The Nasdaq National Market over the five (5) trading days ending on the trading day prior to the date of closing. The common stock issued in the transaction has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The shares were sold pursuant to a Common Stock Purchase Agreement, which is attached hereto as Exhibit 10.1. In connection with the sale of the shares of common stock, the Company also entered into a Registration Rights Agreement with Sprout Group. The Registration Rights Agreement is attached hereto as Exhibit 10.2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits.

10.1    Form of Common Stock Purchase Agreement dated September 18, 2003.

10.2    Form of Registration Rights Agreement dated September 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: September 22, 2003	By:	/s/ Robert Verheecke
Robert Verheecke Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Common Stock Purchase Agreement

10.2	Form of Registration Rights Agreement